UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2005

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2005, the registrant sold 265,730 shares of its common stock, par value $1.00 per share in a private, unregistered offering, at a cash sale price of $21.00 per share. The registrant did not use any underwriters or placement agents in the sale. Of the total offering, the registrant sold 209,648 shares to a total of 46 individuals and organizations not otherwise affiliated with the registrant, and a total of 56,082 shares to certain of its directors and officers as follows: William S. Latoff, 28,572 shares; William J. Hieb, 1200 shares; Mildred C. Joyner, 1,000 shares; James J. Koegel, 19,048 shares; Eli Silberman, 1,191 shares; Thomas M. Miller, 3,571 shares; and Raymond Mincarelli, 1,500 shares. The aggregate offering price for the securities sold was $5.6 million in cash. The registrant did not pay any underwriting discounts or commissions, and did not pay the brokerage fees for any purchasers of the shares. The registrant relies upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 of SEC Regulation D thereunder, in that: (a) the shares were sold only to individuals and organizations qualifying as “accredited investors” under Regulation D; (b) the shares were sold without any general solicitation or public advertising; (c) the purchasers provided the registrant with representations customary for a private placement of securities; and (d) certificates delivered to the purchasers bear a restrictive legend. The shares are not subject to any related agreements, rights or conditions other than the transfer restrictions. The registrant has no material relationships with any of the purchasers other than its purchasing directors and officers, except the relationship established by their purchase of the shares as described above. The shares sold constitute 11.8% of the number of shares outstanding of the class of equity securities sold, as determined immediately after the sale of the shares. The registrant is contributing the net proceeds of the offering to its wholly owned subsidiary, DNB First, National Association (the “Bank”), for use for the Bank’s general corporate purposes.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 hereof with respect to the unregistered issuance of 265,730 shares of the registrant's common stock, par value $1.00 per shares. The disclosures set forth in Item 1.01 are incorporated herein as if set forth in full.

Item 7.01. Regulation FD Disclosure.

On November 15, 2005, the registrant announced that it had sold 265,730 shares of its common stock, par value $1.00 per share in a private, unregistered offering, at a cash sale price of $21.00 per share, for aggregate offering sale proceeds of $5.6 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Reference is made to Item 1.01 hereof with respect to the unregistered issuance of 265,730 shares of the registrant's common stock, par value $1.00 per shares. The disclosures set forth in Item 1.01 are incorporated herein as if set forth in full.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits. The following exhibits are furnished herewith:

99.1  Press Release, dated November 15, 2005, of DNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

November 15, 2005	By:	/s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Chief Financial Officer